Exhibit 10.5

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of March 16, 2020, by and among Grom Social Enterprises, Inc., a Florida corporation (the “Grantor”), and The Crone Law Group, P.C., solely in its capacity as collateral agent (in such capacity, the “Collateral Agent”) for the Holders (as defined below).

WITNESSETH:

WHEREAS, pursuant to that certain Subscription Agreement, dated as of the date hereof, between the Grantor and each party listed as a “Holder” on the Schedule of Holders attached thereto (the “Subscription Agreement”), as the same may be amended, the Grantor shall sell, and the Holders shall purchase, the “Notes” (as defined in the Subscription Agreement); and

WHEREAS, it is a condition precedent to the Holders purchasing the Notes that the Grantor have granted a security interest in and to the Collateral (as defined in this Agreement) to the Collateral Agent for the benefit of the Holders (as defined below) to secure all of the Grantor’s obligations under the Subscription Agreement and the Notes issued pursuant thereto (as the same may be amended, restated, replaced or otherwise modified from time to time in accordance with the terms thereof, the “Note Documents”), on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the Subscription Agreement and the Notes, the other premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties covenant and agree as follows:

1.                  Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Subscription Agreement. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

“Accounts” shall have the meaning given to that term in the Code and shall include without limitation all rights of the Grantor, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

“Chattel Paper” shall have the meaning given to that term in the Code and shall include without limitation all writings owned by the Grantor, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Code” shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

“Collateral” shall mean (i) all tangible and intangible assets of the Grantor, including, without limitation, collectively the Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory and Investment Property of the Grantor, and (ii) Proceeds of each of them.

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“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by the Grantor or that such Grantor otherwise has the right to license, or granting any right to the Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” means all of the following now owned or hereafter acquired by the Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States, including registrations, recordings, supplemental registrations and pending applications for registration in the USCO.

“Deposit Accounts” shall have the meaning given to that term in the Code and shall include a demand, time, savings, passbook or similar account maintained with a bank, savings bank, savings and loan association, credit union, trust company or other organization that is engaged in the business of banking.

“Documents” shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by the Grantor, whenever acquired.

“Equipment” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Grantor, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of the Grantor, and not included in Inventory of the Grantor, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

“Equity Interests” shall mean (i) any and all shares of stock or other equity interests owned by the Grantor in any entity, (ii) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such interests and (iii) all Proceeds of the foregoing, provided, however, that (y) the shares of stock owned by the Grantor in Grom Holdings, Inc., a Delaware corporation (“GH”), and (z) the shares of stock held by GH in its Hong Kong subsidiary shall not be included in the Collateral granted hereunder and shall not constitute the security interest being granted to the Holders hereunder.

“Event of Default” shall mean (i) any of the Events of Default described in the Notes or in the Note Documents, or (ii) any default by Grantor in the performance of its obligations under this Agreement.

“Fixtures” shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

“General Intangibles” shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which the Grantor, now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of the Grantor, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, patents, copyrights, trademarks, blueprints, drawings, designs and plans, trade secrets, methods, processes, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records and data, and oil, gas, or other minerals before extraction now owned or acquired after the date of this Agreement by each Grantor.

“Instruments” shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by the Grantor.

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“Intellectual Property” shall mean all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, the intellectual property rights in software and databases and related documentation and all additions, improvements and accessions to, and books and records describing any of the foregoing.

“Inventory” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by the Grantor, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by the Grantor, and used or consumed in the Grantor’s business, whenever acquired and wherever located.

“Investment Property,” “Securities Intermediary” and “Commodities Intermediary” each shall have the meaning set forth in the Code.

“License” means any Patent License, Trademark License, Copyright License or other Intellectual Property license or sublicense agreement to which the Grantor is or will become a party, together with any and all (i) renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder or with respect thereto including damages and payments for past, present or future infringements or violations thereof, and (iii) rights to sue for past, present and future violations thereof.

“Patent License” means any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any invention on which a Patent, now or hereafter owned by the Grantor or that the Grantor otherwise has the right to license, is in existence, or granting to the Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of the Grantor under any such agreement.

“Patents” means all of the following now owned or hereafter acquired by the Grantor: (a) all letters Patent of the United States in or to which the Grantor now or hereafter has any right, title or interest therein, all registrations and recordings thereof, and all applications for letters Patent of the United States, including registrations, recordings and pending applications in the USPTO, and (b) all reissues, continuations, divisions, continuations-in-part, renewals, improvements or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permitted Liens” shall mean all (i) all existing liens on the assets of the Grantor and (ii) all purchase money security interests hereinafter incurred by a Grantor in the ordinary course of business.

“Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any third party any right to use any trademark now or hereafter owned by the Grantor or that any Grantor otherwise has the right to license, or granting to the Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of the Grantor under any such agreement.

“Trademarks” means all of the following now owned or hereafter acquired by the Grantor: (a) all trademarks, service marks, trade names, corporate names, trade dress, logos, designs, fictitious business names other source or business identifiers, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the USPTO or any similar offices in any State of the United States or any political subdivision thereof, and all extensions or renewals thereof, as well as any unregistered trademarks and service marks used by a Grantor and (b) all goodwill connected with the use of and symbolized thereby.

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“USCO” means the United States Copyright Office.

“USPTO” means the United States Patent and Trademark Office.

Capitalized terms not otherwise defined in this Agreement or the Subscription Agreement shall have the meanings attributed to such terms in the Code.

2.                  Security Interest.

(a)       As security for the full and timely payment of the Notes in accordance with the terms of the Notes and the Subscription Agreement and the performance of the obligations of the Company under the Subscription Agreement, the Notes and the other Note Documents, the Grantor agrees that the Holders shall have, and the Grantor hereby grants and conveys to and creates in favor of the Holders, a security interest under the Code in and to (i) any and all of its Collateral, whether now owned or existing or hereafter acquired or arising and regardless of where located, and (ii) any and all Equity Interests held by it and any other Equity Interests obtained in the future by the Grantor and, to the extent certificated, the certificates representing all such Equity Interests (the “Pledged Equity”). The security interest granted to the Holders in this Agreement shall be a first priority security interest, prior and superior to the rights of all third parties existing on or arising after the date of this Agreement, subject to the Permitted Liens.

(b)       All of the Equipment, Inventory and Goods owned by the Grantor is located in the states as specified on Schedule I attached hereto (except to the extent any such Equipment, Inventory or Goods is in transit or located at such Grantor’s job site in the ordinary course of business). Except as disclosed on Schedule I, none of the Collateral is in the possession of any bailee, warehousemen, processor or consignee. Schedule I discloses the Grantor’s name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of Grantor (including corporation, partnership, limited partnership or limited liability company), the organizational identification number issued by Grantor’s state of incorporation, formation or organization (or a statement that no such number has been issued), and the chief place of business, chief executive officer and the office where Grantor keeps its books and records. The Grantor has only one state or province, as applicable, of incorporation, formation or organization. The Grantor does not do business and have not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule I attached hereto.

3.                  Provisions Applicable to the Collateral. The parties agree that the following provisions shall be applicable to the Collateral:

(a)        The Grantor covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Collateral that is now owned by the Grantor.

(b)        The Holders or their representatives shall have the right, upon reasonable prior written notice to Grantor and during the regular business hours of the Grantor, to examine and inspect the Collateral and to review the books and records of the Grantor concerning the Collateral that is now owned or acquired after the date of this Agreement by the Grantor and to copy the same and make excerpts therefrom; provided, however, that from and after the occurrence of an Event of Default, the rights of inspection and entry shall be subject to the requirements of the Code.

(c)        The Grantor shall at all times during the term of this Agreement keep the Equipment, Inventory and Fixtures that are now owned by each Grantor in the states set forth on Schedule I or, upon written notice to the Collateral Agent, at such other locations for which the Holders have filed financing statements, and in no other states without 10 days’ prior written notice to the Holders, except that the Grantor shall have the right until one or more Events of Default shall occur to sell, move or otherwise dispose of Inventory and other Collateral in the ordinary course of business.

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(d)        The Grantor shall not move the location of its principal executive offices without prior written notification to the Collateral Agent.

(e)        Without the prior written consent of the Holders, the Grantor shall not sell, lease or otherwise dispose of any Equipment or Fixtures, except in the ordinary course of their business.

(f)        Promptly upon request of the Holders or the Collateral Agent, from time to time, the Grantor shall furnish the Holders or the Collateral Agent with such information and documents regarding the Collateral and Grantor’s financial condition, business, assets or liabilities, at such times and in such form and detail as the Holders may reasonably request.

(g)        During the term of this Agreement, the Grantor shall deliver to the Holders or the Collateral Agent, upon their reasonable, written request from time to time, without limitation,

(i)        all invoices and customer statements rendered to account debtors, documents, contracts, chattel paper, instruments and other writings pertaining to the Grantor’s contracts or the performance of the Grantor’s contracts,

(ii)        evidence of the Grantor’s accounts and statements showing the aging, identification, reconciliation and collection thereof, and

(iii)        reports as to the Grantor’s inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by authorized officers or other employees of the Grantor, and Grantor shall take all necessary action during the term of this Agreement to facilitate perfection of any and all security interests in favor of the Holders by the Collateral Agent.

(h)        Notwithstanding the security interest in the Collateral granted to and created in favor of the Holders under this Agreement, Grantor shall have the right until one or more Events of Default shall occur, at its own cost and expense, to collect the Accounts and the Chattel Paper and to enforce its contract rights.

(i)        After the occurrence of an Event of Default, the Collateral Agent shall have the right, in its sole discretion, to give notice of the Holders’ security interest to account debtors obligated to the Grantor and to take over and direct collection of the Accounts and the Chattel Paper, to notify such account debtors to make payment directly to the Holders and to enforce payment of the Accounts and the Chattel Paper and to enforce the Grantor’s contract rights. It is understood and agreed by the Grantor that the Collateral Agent shall have no liability whatsoever under this subsection (i) except for their own gross negligence or willful misconduct.

(j)        At all times during the term of this Agreement, the Grantor shall promptly deliver to the Collateral Agent, upon its written request, all existing leases, and all other leases entered into by the Grantor from time to time, covering any Equipment or Inventory which is leased to third parties.

(k)        Grantor shall not change its name, entity status, federal taxpayer identification number, or provincial organizational or registration number, or the state under which it is organized without the prior written consent of the Holders, which consent shall not be unreasonably withheld.

(l)        Grantor shall not close any of its Deposit Accounts or open any new or additional Deposit Accounts without first giving the Holders at least ten (10) days’ prior written notice thereof; however, Holders grant Collateral Agent the power to waive a portion of the notice period if such waiver does not harm Holders’ security position.

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(m)        Grantor shall cooperate with the Holders and the Collateral Agent, at each Grantor’s reasonable expense, in perfecting Holders’ security interest in any of the Collateral.

(n)        The Collateral Agent may file any necessary financing statements and other documents the Collateral Agent deems reasonably necessary in order to perfect Holders’ security interest without Grantor’s signature. Grantor grants to the Collateral Agent a power of attorney for the sole purpose of executing any documents on behalf of Grantor which the Collateral Agent deems reasonably necessary to perfect Holders’ security interest. Such power, coupled with an interest, is irrevocable.

(o)       Grantor agrees to take, at its expense, all reasonable steps, including, without limitation, in the USPTO, the USCO and any other governmental authority located in the United States, to pursue the registration and maintenance of each Patent, Trademark, or Copyright registration or application, now or hereafter included in such Intellectual Property Collateral of Grantor.

(p)       Grantor shall not do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Collateral may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in the case of a trade secret, becomes publicly known).

(q)       Grantor shall take all reasonable steps to preserve and protect each item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all reasonable steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to standards of quality.

(r)       Within 60 days after the end of each calendar quarter Grantor shall provide a list of any additional applications for or registrations of Intellectual Property of Grantor not previously disclosed to the Collateral Agent including such information as is necessary for such Grantor to make appropriate filings in the U.S. Patent and Trademark Office and the U.S. Copyright Office and deliver to the Collateral Agent at such time the short-form security agreement with respect to such Patents, Trademarks or Copyrights in appropriate form for filing with the USPTO or USCO, as applicable and file such agreements with the USPTO or USCO, as applicable.

4.                  Actions with Respect to Accounts. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions after the occurrence and prior to the cure of an Event of Default, at any time without notice to Grantor and at Grantor’s reasonable expense:

(a)        Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b)        Notify all account debtors that the Accounts have been assigned to the Holders and that the Holders have a security interest in the Accounts;

(c)        Direct all account debtors to make payment of all Accounts directly to the Holders;

(d)        Take control in any reasonable manner of any cash or non-cash items of payment or proceeds of Accounts;

(e)        Receive, open and respond to all mail addressed to Grantor;

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(f)        Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to Accounts;

(g)        Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Holders may:

(1)        Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Holders;

(2)        Receive and collect all monies due or to become due to Grantor pursuant to the Accounts;

(3)        Exercise all of Grantor’s rights and remedies with respect to the collection of Accounts;

(4)        Settle, adjust, compromise, extend, renew, discharge or release Accounts in a commercially reasonable manner;

(5)        Sell or assign Accounts on such reasonable terms, for such reasonable amounts and at such reasonable times as the Holders reasonably deem advisable;

(6)        Prepare, file and sign Grantor’s name or names on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(7)        Prepare, file and sign Grantor’s name or names on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien or similar document in connection with the Collateral;

(8)        Endorse the name of Grantor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Holders’ possession;

(9)        Sign the name or names of Grantor to verifications of Accounts and notices of Accounts sent by account debtors to Grantor; or

(10)        Take all other actions that the Holders reasonably deem to be necessary or desirable to protect Grantor’s interest in the Accounts.

(h)        Negotiate and endorse any Document in favor of the Holders or their designees, covering Inventory which constitutes Collateral, and related documents for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name(s) of Grantor any instrument which the Holders may reasonably deem necessary or advisable to accomplish the purpose hereof. Without limiting the generality of the foregoing, the Collateral Agent shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to Grantor representing any payment or reimbursement made under, pursuant to or with respect to, the Collateral or any part thereof and to give full discharge to the same. Grantor does hereby ratify and approve all acts of said attorney and agrees that said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for said attorney’s own gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Notes are paid in full (at which time this power shall terminate in full) and Grantor shall have performed all of its obligations under this Agreement. Grantor further agrees to use its reasonable efforts to assist the Collateral Agent in the collection and enforcement of the Accounts and will not hinder, delay or impede the Holders in any manner in its collection and enforcement of the Accounts.

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5.                  Preservation and Protection of Security Interest. (a) Grantor represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral now owned by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for the Permitted Liens and those junior in right of payment and enforcement to that of the Holders or in favor of the Holders, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. Assuming Holders have taken all required action to perfect a security interest in the Collateral as provided by the Code, Grantor represents and warrants that as of the date of this Agreement the Holders have, and that all times in the future the Holders will have, a first priority perfected security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement, subject to the Permitted Liens. Except as permitted by this Agreement, Grantor covenants and agrees that it shall not, without the prior written consent of the Holders (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, except for borrowings which are subordinate to the rights of the Holders, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Holders or the Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, except those subject to the Permitted Liens, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Holders or those with respect to the Permitted Liens. Grantor shall faithfully preserve and protect the Holders’ security interest in the Collateral and shall, at its own reasonable cost and expense, cause, or assist the Holders to cause that security interest to be perfected and continue perfected so long as the Notes or any portion of the Notes are outstanding, unpaid or executory. For purposes of the perfection of the Holders’ security interest in the Collateral in accordance with the requirements of this Agreement, Grantor shall from time to time at the request of the Holders file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the Holders may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest. Grantor shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as the Holders in their discretion may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities, subject to the Permitted Liens and except as may be otherwise provided in this Agreement. Grantor agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

(b)        Grant of License to Use Intellectual Property; Power of Attorney. For the exclusive purpose of enabling the Collateral Agent to exercise rights and remedies under this Agreement at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies at any time after and during the continuance of an Event of Default, Grantor hereby grants to the Collateral Agent a non-exclusive, royalty-free, limited license (until the termination or cure of the Event of Default) for cash, upon credit or for future delivery as the Collateral Agent may deem appropriate to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided, however, that all of the foregoing rights of the Collateral Agent to use such licenses, sublicenses and other rights, and (to the extent permitted by the terms of such licenses and sublicenses) all licenses and sublicenses

6.                  Insurance. Risk of loss of, damage to or destruction of the Equipment, Inventory and Fixtures is on Grantor. Grantor shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is ordinarily carried by corporations or other entities engaged in the same or similar businesses and similarly situated or as otherwise reasonably required by the Holders in their sole discretion. In the event of loss of, damage to or destruction of the Equipment, Inventory or Fixtures during the term of this Agreement, Grantor shall promptly notify the Collateral Agent of such loss, damage or destruction. At the reasonable request of the Holders, Grantor’s policies of insurance shall contain loss payable clauses in favor of Grantor and the Holders as their respective interests may appear and shall contain provision for notification of the Holders thirty (30) days prior to the termination of such policy. At the request of the Holders, copies of all such policies, or certificates evidencing the same, shall be deposited with the Holders. If Grantor fails to effect and keep in full force and effect such insurance or fail to pay the premiums when due, the Holders may (but shall not be obligated to) do so for the account of Grantor and add the cost thereof to the Notes. The Holders are irrevocably appointed attorney-in-fact of Grantor to endorse any draft or check which may be payable to Grantor in order to collect the proceeds of such insurance. Unless an Event of Default has occurred and is continuing, the Holders will turn over to Grantor the proceeds of any such insurance collected by it on the condition that Grantor apply such proceeds either (i) to the repair of damaged Equipment, Inventory or Fixtures, or (ii) to the replacement of destroyed Equipment, Inventory or Fixtures with Equipment, Inventory or Fixtures of the same or similar type and function and of at least equivalent value (in the sole judgment of the Holders), provided such replacement Equipment, Fixtures or Inventory is made subject to the security interest created by this Agreement and constitutes a first lien security interest in the Equipment, Inventory and Fixtures subject only to Permitted Liens and other security interests permitted under this Agreement, and is perfected by the filing of financing statements in the appropriate public offices and the taking of such other action as may be necessary or desirable in order to perfect and continue perfected such security interest. Any balance of insurance proceeds remaining in the possession of the Holders after payment in full of the Notes shall be paid over to the Grantor or its order.

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7.                  Maintenance and Repair. Grantor shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If Grantor fails to do so, the Holders may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of Grantor and add the amount of such payments to the principal of the Notes

8.                  Preservation of Rights against Third Parties; Preservation of Collateral in Holders’ Possession. Until such time as the Holders exercise their right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of Grantor’s contract rights, Grantor assumes full responsibility for taking any and all commercially reasonable steps to preserve rights in respect of the Accounts and the Chattel Paper and their contracts against prior parties. The Holders shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Holders take such action for that purpose as the Grantor shall request in writing, provided that such requested action shall not, in the judgment of the Holders, impair the Holders’ security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Holders receive such written request in sufficient time to permit the Holders to take the requested action.

9.                  Events of Default and Remedies.

(a)        If any one or more of the Events of Default shall occur or shall exist, the Collateral Agent may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Collateral in any way permitted by law, or upon five (5) days prior written notice to the Grantor, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Collateral Agent, in its sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Collateral Agent, in its sole discretion, may elect, and at any such sale, the Collateral Agent may bid for and become the purchaser of any or all such Collateral. Pending any such action the Collateral Agent may liquidate the Collateral.

(b)        If any one or more of the Events of Default shall occur or shall exist, the Collateral Agents may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of the Grantor, without affecting Grantor’s liability under this Agreement or the Notes. Grantor waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper, any of its contract rights or Collateral and any other notices to which Grantor may be entitled.

(c)        If any one or more of the Events of Default shall occur or shall exist and be continuing, then in any such event, the Collateral Agent shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which Grantor expressly waives.

(d)        The Collateral Agent shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 5, any Proceeds received by the Collateral Agent from insurance, first to the payment of the reasonable costs and expenses incurred by the Collateral Agent in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses; second to the payment of the Notes, pro rata, whether on account of principal or interest or otherwise as the Collateral Agent, in its sole discretion, may elect, and then to pay the balance, if any, to the Grantor or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Grantor shall be liable for any deficiency.

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(e)        Upon the occurrence of any Event of Default, Grantor shall promptly upon written demand by the Collateral Agent assemble the Equipment, Inventory and Fixtures and make them available to the Holders at a place or places to be designated by the Collateral Agent The rights of the Collateral Agent under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to it is of the essence of this Agreement and the Collateral Agent may, at its election, enforce such right by an action in equity for injunctive relief or specific performance, without the requirement of a bond.

10.              Defeasance. Notwithstanding anything to the contrary contained in this Agreement upon payment and performance in full of the Notes, this Agreement shall terminate and be of no further force and effect and the Holders shall thereupon terminate their security interest in the Collateral. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Holders, Grantor may not assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Holders to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of the Grantor.

11.                  The Collateral Agent.

(a)               Counsel to Grantor. Each Holder expressly agrees and acknowledges that the Collateral Agent is acting as legal counsel for the Grantor in connection with this Agreement and the transactions contemplated hereby, has acted as counsel to Grantor in the past and will continue to act as legal counsel for the Grantor from time to time, notwithstanding its duties as the Collateral Agent hereunder. Each of Grantor and the Holders consents to the Collateral Agent in such capacity as legal counsel for the Grantor and waives any claim that such representation represents a conflict of interest on the part of the Collateral Agent. The Grantor and the Holders understand and acknowledge that the Collateral Agent is relying explicitly on the foregoing provision in entering into this Agreement.

(b)               Delegation of Duties. The Collateral Agent may execute any of its duties under this Agreement or any other Note Documents by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

(c)               Liability of Collateral Agent. None of the Collateral Agent Related Persons (as defined below) shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Note Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Holders for any recital, statement, representation or warranty made by any other party, or any officer thereof, contained in this Agreement or in any other Note Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Note Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Note Document, or for any failure of any other party to this Agreement or any other Note Documents to perform its obligations hereunder or thereunder. No Collateral Agent Related Person shall be under any obligation to any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Note Document, or to inspect the properties, books or records of the Company or any of the Company’s Subsidiaries or Affiliates. “Collateral Agent Related Persons” means the Collateral Agent and any successor agent arising hereunder, together with their respective affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such persons and affiliates.

(d)               Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper person or persons, and upon advice and statements of legal counsel (including counsel to the Company or Grantor), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Note Document unless it shall first receive such advice or concurrence of the Majority Holders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Note Document in accordance with a request or consent of the Majority Holders and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders. “Majority Holders” means at any time a Holder or Holders then holding in excess of 66% of the then aggregate unpaid principal amount of the Notes.

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(e)               Notice of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default, except with respect to defaults in the delivery of any documents or certificates required to be delivered to the Collateral Agent hereunder for the benefit of the Holders, unless the Collateral Agent shall have received written notice from a Holder or the Company or any Grantor referring to this Agreement, describing such default or Event of Default and stating that such notice is a “notice of default”. The Collateral Agent will notify the Holders of its receipt of any such notice. The Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Holders in accordance with this Agreement; provided, however, that unless and until the Collateral Agent has received any such request, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such default or Event of Default as it shall deem advisable or in the best interest of the Holders.

(f)                Indemnification of Collateral Agent. Whether or not the transactions contemplated hereby and by the other Note Documents are consummated, the Holders shall indemnify upon demand the Collateral Agent Related Persons (to the extent not reimbursed by or on behalf of the Company or any Guarantor and without limiting the obligation of the Company or each Grantor to do so), pro rata, from and against any and all Indemnified Liabilities (as defined below); provided, however, that no Holder shall be liable for the payment to the Collateral Agent Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person’s gross negligence or willful misconduct. Without limitation of the foregoing, each Holder shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out of pocket expenses (including fees and disbursements of legal counsel) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Note Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Company. Notwithstanding the foregoing, no Holder shall be required to pay, in total under this paragraph (e) and any similar provision in any other Note Document, any amount in excess of the total gross purchase price of the Notes purchased by such Holder. The undertaking in this paragraph shall survive the payment of all obligations hereunder and the resignation or replacement of the Collateral Agent. “Indemnified Liabilities” means all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Notes and the termination, resignation or replacement of the Collateral Agent) be imposed on, incurred by or asserted against any Collateral Agent Related Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby and thereby, or any action taken or omitted by any such Collateral Agent Related Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any bankruptcy or insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Notes or the other Note Documents or the use of the proceeds thereof, whether or not any Collateral Agent Related Person is a party thereto.

(g)               Collateral Agent in Individual Capacity. Any Collateral Agent Related Person may engage in transactions with, make loans to, acquire equity interests in and generally engage in any kind of business with the Grantor and their affiliates, including without limitation, providing legal services to the Grantor, as though the Collateral Agent were not the Collateral Agent hereunder and without notice to or consent of the Holders. The Holders acknowledge that, pursuant to such activities, any Collateral Agent Related Person may receive information regarding the Grantor and its affiliates (including information that may be subject to confidentiality obligations in favor of the Grantor and its affiliates) and acknowledge that the Collateral Agent shall be under no obligation to provide such information to them. With respect to any Notes it holds, a Collateral Agent Related Person shall have the same rights and powers under this Agreement as any other Holder and may exercise the same as though the Collateral Agent were not the Collateral Agent, and the terms “Holder” and “Holders” include any such Collateral Agent Related Person in its individual capacity.

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(h)               Successor Collateral Agent. The Collateral Agent may, and at the request of the Majority Holders shall, resign as Collateral Agent upon 30 days’ notice to the Holders. If the Collateral Agent resigns under this Agreement, the Majority Holders shall appoint from among the Holders a successor agent for the Holders, which successor agent shall be approved by the Company, such approval not to be unreasonably withheld. If no successor agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Holders and the Company, a successor agent from among the Holders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor agent has accepted appointment as Collateral Agent by the date which is 30 days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Holders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Majority Holders appoint a successor agent as provided for above.

12.                  Miscellaneous.

(a)        The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

(b)       No failure or delay on the part of the Holders in exercising any right, remedy, power or privilege under this Agreement and the Notes shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Holders under this Agreement, the Notes or any of the other Note Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Holders under this Agreement, the Notes and the other Note Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c)        Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to Grantor:

At the address for the Company set forth in the Subscription Agreement

If to Collateral Agent:

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, NY 10110

Fax: 818-688-3130

mcrone@cronelawgroup.com

Any such notice shall be effective when delivered, if delivered by hand delivery, overnight courier service, or U.S. Mail return receipt requested.

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(d)        The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e)        Unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

(f)        The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Holders’ security interest in the Collateral, and the rights, duties and obligations of the Holders and Grantor with respect to the Collateral. This Agreement shall be deemed to be a contract under the laws of the State of Florida and the execution and delivery of this Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of that State. GRANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY NOTECONTEMPLATED HEREBY.

(g)        This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

GROM SOCIAL ENTERPRISES, Inc. By: ___________________ Name: Melvin Leiner Title: Executive Vice President

ACCEPTED BY:

THE CRONE LAW GROUP, P.C.

as Collateral Agent

By: __________________

Name: Mark E. Crone

Title: Managing Partner

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Schedule I

1.	State(s)/Jurisdictions in which Collateral is located:

Florida

2.	Grantor Information:

Grantors
Grom Social Enterprises, Inc. a Florida corporation ID No.: 46-5542401 Address of Executive Offices: 2060 NW Boca Raton Blvd. #6 Boca Raton, Florida 33431
Former Name: Illumination America, Inc.

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